Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SAFEWAY INC.

Floating Rate Note due 2013

$250,000,000

CUSIP No. 786514BV0 ISIN No. US786514BV05

SAFEWAY INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received promises to pay to

CEDE & CO.                                        , or registered assigns,

the principal sum of                     TWO HUNDRED FIFTY MILLION                 DOLLARS

on December 12, 2013 (the “Maturity Date”), and to pay interest thereon quarterly in arrears on March 12, June 12, September 12, and December 12 (each, an “Interest Payment Date”), beginning September 12, 2012 until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest is permitted by law) to pay interest at the rate per annum borne by this Security (as defined below) on any overdue principal and on any overdue installment of interest until paid. If any Interest Payment Date (other than an Interest Payment Date falling on the Maturity Date) falls on a date that is not a Business Day (as defined below), interest will be paid on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, except as otherwise provided in the Indenture, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding such Interest Payment Date. Interest payable on the

Maturity Date will be payable to the person to whom the principal will be payable. If the Maturity Date of this Security falls on a day that is not a Business Day, the Company will pay principal of and interest on this Security on the next succeeding Business Day, but the Company will consider such payment as being made on the date that such payment was due to the Holder of this Security and no interest will accrue on such payment for the period from and after the Maturity Date to the date the Company makes such payment to the Holder of this Security on such next succeeding Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Trustee and the Holders not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner. Interest on this Security shall be computed on the basis of a 360-day year for the actual number of days elapsed.

As used in this Security, the term “Business Day” means any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided that day is also a London Business Day.

As used in this Security, the term “London Business Day” means any day on which dealings in United States dollars are transacted in the London interbank market.

Principal of and interest on the Securities will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The transfer of the Securities will be registrable, the Securities may be presented for exchange, and notices and demands to or upon the Company in respect of this Security and the Indenture may be served, at the office or agency of the Company maintained for such purpose (which initially will be The Bank of New York Mellon Trust Company, N.A. at 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Trust Administration); provided that, unless all of the outstanding Securities are Global Securities, the Company will at all times maintain an office or agency for such purposes in Los Angeles, California; and provided, further, that, except as provided in the next sentence, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto. If this Security is a Global Security, the interest payable on this Security will be paid to Cede & Co., the nominee of the Depositary, or its registered assigns as the registered owner of this Security, by wire transfer of immediately available funds on each of the applicable Interest Payment Dates.

Reference is hereby made to the further provisions of this Security which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date: June 14, 2012

SAFEWAY INC.

BY	BY

Bradley S. Fox	Robert A. Gordon
Vice President and Treasurer	Senior Vice President, Secretary and Counsel

TRUSTEE’S CERTIFICATE

OF AUTHENTICATION

This is one of the Floating Rate Notes due 2013

described in the

within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

BY

AUTHORIZED SIGNATORY

[Signature Page to Global Note]

SAFEWAY INC.

Floating Rate Note due 2013

1.	General.

This Security is one of a duly authorized Series of Securities of the Company issued and to be issued under an Indenture, dated as of September 10, 1997, as amended, modified or supplemented from time to time (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Series designated on the face hereof, originally issued in $250,000,000 aggregate principal amount, subject to increase in accordance with the Indenture (herein called the “Securities”). All terms used but not defined in this Security and that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

2.	Indenture.

The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Officers’ Certificate dated June 14, 2012 delivered pursuant thereto and the TIA. The Securities are subject to all such terms, and the Securityholders are referred to the Indenture and the TIA for a statement of them.

3.	Sinking Fund.

The Securities are not subject to any sinking fund.

4.	Interest Calculation.

Interest on the Securities will accrue from, and including, June 14, 2012, to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Maturity Date or, in the event the Company is required to repurchase any Securities as a result of a Change of Control Triggering Event, the date of repurchase of such Securities, as the case may be (each, an “Interest Period”). The amount of accrued interest payable on any Security for any Interest Period shall be calculated by multiplying the face amount of such Security by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factor calculated for each day from June 14, 2012, or from and including the last date the Company paid interest on the Securities, to but excluding the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the interest rate applicable to that day by 360.

The interest rate on this Security will be reset quarterly, will be calculated by the Calculation Agent (as defined below) appointed by the Company and will be equal to LIBOR (as defined below) plus 1.50% per year except that the interest rate will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The “Interest Determination Date” for an Interest Period will be the second London Business Day preceding the first day of such Interest Period. As provided in the Calculation Agency Agreement (as defined below), promptly upon determination, the Calculation Agent will inform the Trustee of the interest rate for the next Interest Period. Absent manifest error, the determination of the interest rate by the Calculation Agent will be binding and conclusive on the holders of the Securities. The Calculation Agency Agreement further provides that the Calculation Agent will, upon the request of the registered Holder of any Security, provide the interest rate then in effect.

“LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(i)	With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears on Reuters Screen LIBOR01 Page, the Calculation Agent will obtain such rate from Bloomberg Page BBAM. If no rate is obtained from Bloomberg Page BBAM, then LIBOR, in respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

(ii)	With respect to an Interest Determination Date on which no rate appears on Reuters Screen LIBOR01 Page, or is obtained from Bloomberg Page BBAM, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent , to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

For purposes of determining the interest rate on this Security, LIBOR shall be reset, effective as of the first day of each Interest Period, in accordance with the provisions set forth above based upon the determination thereof made as of the immediately preceding Interest Determination Date.

“Calculation Agency Agreement” means the Calculation Agency Agreement dated as of June 14, 2012 by and between The Bank of New York Mellon Trust Company, N.A., and the Company (or any subsequent agreement entered into by a successor Calculation Agent and the Company), as such agreement may be amended, modified or supplemented from time to time.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A, or such other person as the Company shall from time to time designate in accordance with the Calculation Agency Agreement.

“Reuters Screen LIBOR01 Page” means the display designated as page “LIBOR01” on the screens maintained by Reuters (or any successor service) (or such other page as may replace page LIBOR01 on Reuters or any successor service).

“Bloomberg Page BBAM” means the display designated as page “BBAM” on the screens maintained by Bloomberg L.P. (or any successor service) (or such other page as may replace page BBAM on Bloomberg L.P. or any successor service).

All percentages resulting from any calculation of the interest rate with respect to this Security will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (for example, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

5.	Offer to Purchase Upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs each Holder of the Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities pursuant to a Change of Control Offer on the terms set forth in the Indenture.

6.	Denominations; Transfer; Exchange.

This Security is issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer, or the exchange for an equal principal amount, of this Security is registrable with the Registrar upon surrender of this Security for registration of transfer at the office or agency of the Registrar.

No service charge shall be made for any such registration of transfer or exchange, but the Company may, subject to certain exceptions, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

7.	Persons Deemed Owners.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

8.	Unclaimed Money.

The Trustee and any Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest on the Securities that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

9.	Defeasance Prior to Maturity.

The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Securities or (ii) certain covenants and Events of Default with respect to the Securities, in each case upon compliance with certain conditions set forth therein.

10.	Amendment; Supplement; Waiver.

Subject to certain limitations described in the Indenture, the Indenture permits the Company and the Trustee to enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Securityholders. Subject to certain limitations described in the Indenture, the Holders of at least a majority in principal amount of the outstanding Securities by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance by the Company with any provision of the Indenture or the Securities. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11.	Restrictive Covenants.

The Indenture imposes certain limitations on the Company’s and its Subsidiaries’ ability to create or incur certain Liens on any of their respective properties or assets and to enter into certain sale and lease-back transactions and on the Company’s ability to engage in mergers or consolidations or the conveyance, transfer or lease of all or substantially all of its properties and assets. These limitations are subject to a number of important qualifications and exceptions and reference is made to the Indenture for a description thereof.

12.	Defaults and Remedies.

If an Event of Default shall occur and be continuing, the principal of the Securities may be declared (or, in certain cases, shall ipso facto become) due and payable in the manner and with the effect provided in the Indenture.

13.	Proceedings.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities and unless also the Holders of at least a majority in principal amount of the Securities at the time outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time outstanding a direction inconsistent with such request, and shall have failed to institute such proceeding, within 60 days. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal hereof or any interest hereon on or after the respective due dates expressed herein.

14.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others.

A past, present or future director, officer, employee, shareholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities.

16.	Governing Law.

The internal laws of the State of New York shall govern the Securities.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT - as tenants by the entireties	(Cust) (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE
| |

(Please print or typewrite name and address including postal zip code of assignee)

this Security and all rights thereunder hereby irrevocably constituting and appointing

                                                                                                                                                                                        , Attorney, to transfer this Security on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Security in every particular, without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.9 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.9 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program